Exhibit 99.1





      Statement of Chief Executive Officer of under 18 U.S.C. Section 1350


     With reference to the Quarterly Report of VINA Technologies, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003 (the "Report"), I,
W. Michael West, the chief executive officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that

     (i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                     /s/ W. Michael West
                                     -------------------
                                       W. Michael West

                                       May 14, 2003